Exhibit 4.12

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

NUTEX HEALTH INC.

CONVERTIBLE PROMISSORY NOTE

$______________________________,  2023

FOR VALUE RECEIVED, the undersigned, NUTEX HEALTH INC., a Delaware corporation (the “Company”), promises to pay to the order of _______________________________________ or its registered assigns (the “Holder”), the principal sum of ________________ Dollars ($__________________), with interest  (as defined in Section 2), from the date hereof, on the unpaid balance hereof until paid.

1.Principal.  If not earlier converted pursuant to Section 4 hereof, the outstanding principal of this Note and all accrued but unpaid interest shall be payable on October 31, 2025 (the “Maturity Date”).
2.Interest.  Subject to Section 10, the Note will bear simple interest at a rate of 8% per year if paid in cash or 10% per annum if paid in stock grants. It is at Company’s discretion to pay interest in stock grants. For interest paid in stock grants, Holder shall receive a number of shares of Company’s common stock equal to the quotient of the total accrued interest due divided by the Last Reported Stock Price as defined below.  Interest (including additional interest, if any) will be paid quarterly in arrears commencing on March 31, 2024.

Last Reported Stock Price: The Last Reported Stock Price means, with respect to quarterly accrued interest due, the last reported sale price of Company’s common stock on the Nasdaq Stock Market, on the last complete trading day of such quarter.

Interest will be paid to the person in whose name a note is registered at the close of business on the date that is ten days prior to the applicable interest payment date (whether or not the day is a business day), immediately preceding the relevant interest payment date.  Interest on this Note will be computed on a 360-day year comprised of twelve 30-day months and will accrue from the date of the original issuance of this Note.  If any interest payment date falls on a date that is not a business day, such payment of interest (or principal in the case of the Maturity Date or any earlier repurchase date for this Note) will be made on the next succeeding business day, and no interest or other amount will be paid as a result of any such delay.  For purposes herein, an “Event of Default” exists if the Company fails to make a payment required by Section 1 or 2 hereof, and such failure is not cured within 10 days following written notice from the Holder.

3.Issuance of Warrants.  Concurrently with the issuance of this Note, the Company shall issue to the Holder a warrant to purchase up to ___________________ (__________) [Enter amount providing for 50% coverage] shares (the “Warrants”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), substantially in the form attached hereto as Exhibit B.  The exercise price of the Warrants shall be Forty Cents ($0.40) per share, subject to adjustment for stock splits, stock dividends, reclassifications and other similar recapitalization transactions that occur after the date of issuance of the Warrants.
4.Conversion Events and Mechanics of Conversion.
(a.)Certain Definitions.  For purposes of this Note, the following terms have the meanings specified below:
(i)“Conversion Price” means, Forty Cents ($0.40), subject to adjustment for stock splits, stock dividends, reclassifications and other similar recapitalization transactions that occur after the date of this Note.
(ii)“Conversion Shares” means shares of Common Stock of Company
(b.)Conversion.  If this Note has not previously been repaid in full, then the Holder shall have the option to convert all or any portion of the unpaid principal and interest outstanding under this Note into Conversion Shares at the Conversion Price.
(c.)Mechanics of Conversion.  The Holder shall provide written notice to the Company of its conversion of all or any part of this Note in the form of notice attached hereto as Exhibit A.  The Company shall not be obligated to issue certificates evidencing the Conversion Shares issuable upon the conversion of this Note unless this Note is either delivered to the Company, duly endorsed, at the office of the Company, or the Holder notifies the Company that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.  After delivery of this Note, or delivery of an agreement and indemnification in the case of a lost Note, the Company shall issue and deliver to the Holder a certificate or certificates for the Conversion Shares. Any conversion of this Note shall be deemed to have occurred immediately prior to the close of business on the date of such conversion, and the Holder entitled to receive the Conversion Shares shall be treated for all purposes as the record holder of such Conversion Shares on such date.
5.Fractional Shares.  Fractional shares will be rounded up to the nearest whole number of shares.
6.Prepayment.  This Note may not be prepaid, in whole or in part, before the Maturity Date other than by and through a conversion pursuant to Section 4.
7.Transfer Restrictions.  The Holder shall not transfer this Note or the Conversion Shares until (a) it has first given written notice to the Company, describing briefly the manner of any such proposed transfer; and (b)(i) the Company, at its own expense, has received from counsel satisfactory to the Company an opinion that such transfer can be made without compliance with the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, or (ii) a registration statement filed by the Company under the 1933 Act and applicable state securities laws is declared effective by the Securities and Exchange Commission and state securities commissions having jurisdiction.  In connection with any such sale or transfer, the Company will if necessary promptly obtain, at its own expense, an opinion of its counsel to the effect that the Conversion Shares may be registered without legend or restriction for sale or transfer under an exemption from such registration.  If the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the 1933 Act. The Company shall instruct its transfer agent to accept any such opinion(s) and will process the sale or transfer within ten business days at the Company’s expense.  If either the Company or its transfer agent, individually or jointly, fails or refuses without cause or reason to register on its books the sale or transfer of the Conversion Shares within 20 business days after receipt of the written request to do so, the Company shall pay a penalty to the Holder in an amount of additional restricted shares in the amount of l% of the restricted shares in the original written request for each day after the date of receipt of the written request until the Holder receives the unrestricted shares, provided that the Holder has promptly provided all information and certificates requested by the Company or its transfer agent.
8.Currency; Payments.  All references herein to “dollars” or”$” are to U.S. dollars, and all payments of principal of, and interest on, this Note shall be made in lawful money of the United States of America in immediately available funds.  If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a Saturday or Sunday or legal holiday observed in the State of California, such payments shall be due and payable on the immediately succeeding date which is not a Saturday or Sunday or legal holiday so observed.
9.Representations and Warranties of Holder.  The Holder hereby represents and warrants that:
(a.)Securities Not Registered.  The Holder is acquiring this Note, the Conversion Shares and the Warrants (collectively, the “Securities”) for its own account, not as an agent or nominee, and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities laws.  By executing this Note, the Holder further represents that Holder does not have any present contract, undertaking, understanding or arrangement with any person to sell, transfer or grant participations to such persons or any third person, with respect to any of the Securities.
(b.)Access to Information.  The Company has made available to the Holder the opportunity to ask questions of and to receive answers from the Company’s officers, directors and other authorized representatives concerning the Company and its business and prospects, and Holder has been permitted to have access to all information which it has requested in order to evaluate the merits and risks of the purchase of this Note and the issuance of the other Securities.
(c.)Investment Experience.  The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Note and the issuance of the other Securities, and has so evaluated the merits and risks of such investment.  The Holder is able to bear the economic risk of an investment in this Note and the issuance of the other Securities, and, at the present time, is able to afford a complete loss of such investment.
(d.)Regulation D.  The Holder is an “accredited investor” as defined in Rule 501 under the 1933 Act.  In the normal course of business, the Holder invests in or purchases securities similar to the Securities and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing this Note and the issuance of the other Securities.
(e.)Securities are Unregistered.  The Holder has been advised that (i) none of the Securities have been registered under the 1933 Act or other applicable securities laws, (ii) the Securities may need to be held indefinitely, (iii) the Holder will continue to bear the economic risk of the investment in the Securities after they are subsequently registered under the 1933 Act or an exemption from such registration is available, and (iv) when and if the Securities may be disposed of without registration in reliance on Rule 144 promulgated under the 1933 Act, such disposition may be made only in amounts in accordance with the terms and conditions of such Rule in effect at that time.
(f.)Pre-Existing Relationship, Financial Experience.  The Holder has either a pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, or by his/its business or financial experience or the business or financial experience of his/its financial advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect his/its own interest in connection with the acquisition of this Note and the issuance of the other Securities.
(g.)No Advertisement.  The Holder acknowledges that the offer and sale of this Note or the other Securities was not accomplished by the publication of any advertisement.
(h.)No Review.  The Holder understands that no arbitration board or panel, court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, has passed upon or made any recommendation or endorsement of the common stock into which it converts.
(i.)Legal Representation.  The Holder has had the opportunity to confer with legal counsel of its choosing regarding the issuance of this Note, any other Securities and any related transactions.
(j.)Legend.  The Holder understands that the Conversion Shares shall bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE

SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

10.Survival of Representation and Warranties.  All representations and warranties made by the Holder shall survive the Maturity Date, and shall remain effective and enforceable until the date on which claims based thereon shall have been barred by the applicable statutes of limitation.
11.Default Rate.  If the Company fails to pay the outstanding principal amount and all accrued interest under this Note within 30 days after the Maturity Date, the interest rate payable on this Note shall be adjusted to 12% per annum.
12.Usury Savings Clause.  The Company and the Holder intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company’s and the Holder’s express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 12 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Holder to the Company), and the provisions hereof shall be immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.  Any such crediting or refund shall not cure or waive any default by the Company under this Note.  To the extent applicable, Holder and the Company are relying on an exemption from applicable usury laws pursuant to Section 25118 of the California Corporations Code.  In furtherance thereof, the Holder and the Company each acknowledge and agree that, by reason of its or his own business and financial experience or that of its or his professional advisers, it or he could reasonably be assumed to have the capacity to protect its or his own interests in connection with the transactions contemplated by this Note.
13.Waiver.  The Company expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.
14.Attorneys’ Fees and Costs.  In the event of any legal proceedings in connection with this Note, all expenses in connection with such legal proceedings of the prevailing party, the non-prevailing party upon demand shall reimburse including reasonable legal fees and applicable costs and expenses.  This provision shall not merge with any enforcement order or judgment on this Note and shall be applicable to any proceeding to enforce or appeal any judgment relating to this Note.
15.Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

16.Successors and Assigns.  This Note shall inure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the undersigned and its successors and permitted assigns.  As used herein, the term “Holder” shall mean and include the successors and permitted assigns of the Holder.
17.Governing Law.  The parties acknowledge and agree that this Note and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of laws principles.
18.Modification.  This Note may not be modified or amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.
19.Entire Agreement.  This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral agreements and understandings with respect to the matters covered hereby.

Signature page follows

NUTEX HEALTH INC.,
a Delaware corporation

By:
Its:
Address:

EXHIBIT A
TO
NOTE

NOTICE OF EXERCISE

To Be Executed by the Holder

in Order to Exercise the Note

The undersigned Holder hereby elects to purchase ________ Conversion Shares pursuant to the attached Note, and requests that certificates for securities be issued in the name of:

(Please type or print name and address)

 (Social Security or Tax Identification Number)

and delivered

to:

(Please type or print name and address if different from above)

If such number of Conversion Shares being purchased hereby shall not be all the Conversion Shares that may be purchased pursuant to the attached Note, a new Note for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Conversion Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $_________ by check, money order or wire transfer payable in United States currency to the order of [_____________________]

HOLDER:

Dated: By:/s/
Name:
Title:

EXHIBIT B
TO
NOTE

FORM OF WARRANT